Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Monterey Capital Acquisition Corporation (the “Company”) on Amendment No. 1 to Form S-4 to be filed on February 12, 2024, of our report dated May 15, 2023, with respect to our audit of the financial statements of Florida Solar Products, Inc. as of December 31, 2021, and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement.

/s/Adeptus Partners, LLC

Adeptus Partners, LLC

Ocean, New Jersey

February 12, 2024